EXHIBIT 99.2

XILINX, INC. BOARD OF DIRECTORS

SIGNIFICANT CORPORATE GOVERNANCE PRINCIPLES

(Revised May 2006)

1)             Role of Board and Management

The Company’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO), to enhance the long term value of the Company for its stockholders. The Board of Directors (the Board) is elected by the stockholders to oversee management and to assure that management recognizes that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, communities, government officials and the public at large.

2)             Functions of the Board

The Board meets pursuant to a regular schedule agreed upon by the directors one year in advance. The Board also meets as necessary to address specific issues. At the meetings, the Board reviews and discusses reports by management on the performance of the company, its plans and prospects, as well as immediate issues facing the company. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

a)              Selecting, evaluating and compensating the chairman and Chief Executive Officer (CEO) and overseeing planning for his or her succession;

b)             Reviewing, monitoring and where appropriate, approving fundamental financial and business strategies and major corporate actions;

c)              Assessing major risks facing the company and reviewing options for their mitigation;

d)             Ensuring processes are in place for maintaining the integrity of the company—the integrity of the financial statements and internal controls, the integrity of compliance with law and ethics and compliance and enforcement programs, integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders; and

e)              Evaluating director or executive officer requests for a waiver of the codes of ethics and/or conduct.

3)             Board Membership Criteria and Composition

The Nominating and Governance Committee annually evaluates the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, including issues of diversity in numerous factors such as: understanding of and experience in semiconductor technology, finance and marketing; international experience; availability; independence; strategic vision; and culture. These factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time and in evaluating future candidates for Board membership.

Board members are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Director. These other commitments will be considered by the Nominating and Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual evaluation process.

a)              Independence

i.                                          Xilinx defines an “independent” Director in accord with the NASDAQ National Market Issuer requirements for independent Directors (NASDAQ Stock Market Rule 4200) and the Securities and Exchange Act of 1934.

ii.                                       The Board believes there should be a substantial majority of independent Directors on the Board. The Board also believes it is appropriate to have members of management on the Board.

iii.                                    All members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent Directors.

iv.                                   The Committee chairs are actively involved in setting the agendas of their respective Committee meetings.

v.                                      Independent Directors meet outside the presence of members of Management and hold such meetings regularly.

b)             Lead Independent Director

It is the policy of the Board that if the Chairman is also the CEO of the Company, the Board will designate an independent Director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent Directors, as well as other duties, including chairing meetings among the independent Directors.

c)              Term Limitations

The Board believes that term limits on Directors’ service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of Directors who over time have developed increased insight and knowledge into the Company’s operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining Board tenure.

d)             Change of Principle Occupation or Association

When a Director’s principal occupation or business association changes substantially during his or her tenure as Director, that Director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

e)              New Director Policy and Process

The Directors are elected each year by the stockholders at the annual meeting of stockholders. In uncontested elections the Directors are elected by a majority vote; if elections are contested the vote is by a plurality. Stockholders may propose nominees for consideration by the Nominating and Governance committee by submitting the names and supporting information to: Secretary, Xilinx, Inc. 2100 Logic Drive, San Jose, California 95124, corporate.secretary@xilinx.com, or by fax to (408) 377-6137. The Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may elect Directors to serve until the next annual meeting. Consideration of new candidates, regardless of whether proposed by management, the Board or a stockholder, typically involves a series of internal discussions, review of background information and interviews with select candidates.

f)                Board Compensation Policy

It is the general policy of the Board that Board compensation should be a mix of cash and equity-based compensation. Directors who are members of management will not be paid for Board membership in addition to their regular employee compensation. Independent Directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation.

The staff of the Company will report on a regular basis to the Compensation Committee on the status of Board compensation in relation to other representative U.S. companies.

g)             Stock Ownership Requirements

i.                                          Non-employee Directors are required to have and hold a minimum of 4,000 shares of the Company stock no later than June 1, 2011 for existing Directors and five years after their initial grant date for new Directors.

ii.                                       With the exception of the CEO, executive officers are required to have and hold a minimum of 15,000 shares of the Company stock no later than June 1, 2011 for existing executive officers and five years after the individual’s first grant as a new executive officer.

iii.                                    The CEO is required to have and hold 50,000 shares of the Company stock no later than June 1, 2011 or five years after his or her first grant as CEO.

4)             Board Committees

a)              Number of Committees

The Board currently has four committees:  the Audit, Compensation, Nominating and Governance Committees and the Committee of Independent Directors. The Board may choose to form a new committee or disband a current committee depending on the circumstances. The Audit, Compensation and Nominating and Governance Committees shall be composed entirely of independent Directors.

b)             Charters

With the exception of the Committee of Independent Directors, each committee has a written charter, approved by the Board, describing the committee’s general authority and responsibilities. Each committee reviews its charter annually, and makes such revisions as are considered appropriate. Each committee has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the committee in its work. Each committee regularly reports to the Board concerning its activities.

c)                                      Functions of the Committees

i.                                          The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the company’s financial statements and internal controls, the financial reporting process, the systems of internal accounting and financial controls, the audit process, and the anonymous submissions by employees using the on-line incident reporting tool.

ii.                                       The Compensation Committee has responsibility for establishing the Company’s compensation policies. The committee evaluates and recommends CEO compensation for approval by the Board and determines the compensation of the Board of Directors and other executive officers. It oversees the Company’s equity plans and granting procedures, shareholder dilution and overhang.

iii.                                    The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board of Directors and to establish policies affecting corporate governance. The Nominating and Governance Committee determines the size and composition of the Company’s Board of Directors and nominates Directors and executive officers for election.

iv.                                   The Committee of Independent Directors oversees succession planning and other matters as deemed appropriate.

5)             Board Governance

a)              Yearly Elections.  All Directors are elected annually at the annual stockholder meeting.

b)             Codes of Conduct and Ethics.  The Board has approved a Code of Ethics applicable to the Directors, and a Code of Conduct applicable to the CEO, the CFO, employees worldwide, and the Directors of the Company.

c)              Anonymous Reporting and Whistleblower protection.  The Company’s Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. The Company has implemented an anonymous reporting process for employees to report violations they do not otherwise bring directly to management.

d)             Succession Planning.  The Board plans for succession to the position of the Chairman of the Board and the CEO, as well as other senior management positions. The Nominating and Governance Committee keeps the Board of Directors apprised of external and internal candidates. To assist the Board, the Chairman and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.

e)              Board Evaluation.  The Board conducts an annual evaluation. The process varies from year-to-year including self-evaluations and/or one-on-one meetings with the chairpersons of the Nominating and Governance Committee and the Compensation Committee and the Lead Independent Director. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.

f)                Independent Advisors.  The Board and its Committees have authority to engage independent advisors and consultants and have used such services.

g)             Access to Management and Auditors.  The Board and its committees are encouraged to talk directly to any member of management and outside auditors regarding any questions or concerns the Directors may have.

h)             Board Service Limitation.  The Board has set a limitation on the number of public Boards on which a Director may serve to three for any chief executive officer and four for all other Directors.

i)                 Director Education.  The Company offers internal and external course selections for new-Director orientation as well as continuing education. On a rotating basis,

Directors will regularly attend director education programs, including ISS-accredited courses, and report back to the entire Board on key learnings.

j)                 Communication with Stakeholders.  The Chairman and CEO is responsible for establishing effective communications with Company stakeholder groups, i.e., stockholders, customers, suppliers, governments and communities. Stakeholders may direct communications to the Board at corporate.secretary@xilinx.com, 2100 Logic Drive, San Jose, CA, 95124 or by fax to (408) 377-6137.